Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-84826 and 333-99693) on Form S-3 and registration statements (Nos. 333-59281, 333-64389, 333-78317, 333-123424, 333-64300, 333-103752 and 333-120393) on Form S-8 of L-3 Communications Holdings, Inc. of our report dated March 16, 2005, with respect to the consolidated balance sheets of The Titan Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, cash flows, and financial statement schedule for each of the years in the three-year period ended December 31, 2004, which report appears in the Form 8-K of L-3 Communications Holdings, Inc. and L-3 Communications Corporation dated November 23, 2005.

Our report on the consolidated financial statements states that on January 1, 2002, the Company changed its method of accounting for goodwill.

/s/ KPMG LLP

San Diego, California
November 21, 2005